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                                                                   Exhibit 23(c)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated October 28, 1996, on our audit of the consolidated financial statements of Value City Department Stores, Inc., its partnerships, and its wholly owned subsidiaries (the Company) for the year ended August 3, 1996, which report is included in the Company's Transition Report on Form 10-K for the transition period ended January 30, 1999. We also consent to the reference to our firm under the caption "Experts".



         March 8, 2000                        /s/ PricewaterhouseCoopers LLP